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                             BASE TEN SYSTEMS, INC.
                                   EXHIBIT 21

SUBSIDIARIES OF REGISTRANT


The following are wholly-owned subsidiaries of the Registrant:


                                                  STATE OR JURISDICTION
                  NAME                            OR ORGANIZATION
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Base Ten Aerospace and Communications, Inc.       New Jersey (a)

Base Ten Software, Inc.                           New Jersey (a)

Base Ten Systems, Ltd.                            United Kingdom (a)

Base Ten of Canada, Ltd.                          Canada (b)

Base Ten Investment, Co.                          Delaware (b)

Base Ten International Sales, Ltd.                Jamaica (a)

Base Ten Software, Ltd.                           Ireland (a)
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(a)  Financial statements included in Consolidated Financial Statements of
     Registrant
(b)  Dormant